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                                                                    EXHIBIT 10.8

                              SEPARATION AGREEMENT


     This Separation Agreement and General Release (this "Agreement") is entered into as of August 31, 2003 between Bone Care International, Inc., a Wisconsin corporation (the "Company"), and Robert A. Beckman (the "Executive").

     WHEREAS, the Executive currently serves as Vice President-Finance and Chief Financial Officer of the Company; and

     WHEREAS, the Company and the Executive desire to set forth herein their mutual agreement with respect to all matters relating to the Executive's resignation and cessation of employment with the Company and its affiliates and the Executive's release of claims upon the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1. RESIGNATION; TERMINATION OF EMPLOYMENT. The Executive hereby resigns as Vice President-Finance and Chief Financial Officer of the Company, effective upon the Employment Termination Date (as hereinafter defined), or upon such earlier date as the Company shall request and hereby resigns from all other positions (if any) with the Company and its subsidiaries and affiliates as of the date hereof. The employment of the Executive by the Company shall continue until the Employment Termination Date, at which time the Executive shall cease to be an employee of the Company. For purposes of this Agreement, "Employment Termination Date" shall mean September 30, 2003.

     2. PAYMENT AND BENEFITS.

         (a) During the period between the date hereof and the Employment Termination Date (i) the Company shall continue to pay to the Executive the Executive's current base salary and any expense reimbursements accrued by the Executive in accordance with Company policy, (ii) the Company shall provide matching contributions under the Company's 401(k) plan in accordance with the terms of such plan and (iii) the Company shall provide health, dental, life and disability insurance coverage and benefits under its PTO policy on the same basis as provided to executives of the Company, but Executive shall not be entitled to any bonus or stock option grants or any other employee benefits except as otherwise provided in this Section 2.

         (b) The Company shall pay to the Executive on the regular Company pay date immediately following the Employment Termination Date all amounts due to the Executive for salary accrued for services rendered through the Employment Termination Date, and an amount equal to $3,385 for accrued and unused vacation as of the Employment Termination Date.

         (c) On the Employment Termination Date 25,000 of the unvested stock options previously granted by the Company to the Executive on July 24, 2002 shall become vested and exercisable and the remainder of the unvested stock options granted on such date shall expire. Following the Employment Termination Date, such 25,000 stock options may be exercised, to the extent exercisable after the Employment Termination Date, for a period of 30 days following the Employment Termination Date; provided that if during such period the Executive is prohibited under the Company's insider trading policy from selling the shares to be received upon exercise of such stock options, then such period shall be extended for a period of 30 days following the first date on which the Executive is not so prohibited.

     3. ADDITIONAL PAYMENT. Provided that the Executive complies with the covenants contained in Sections 6, 7, 8, 9, 10 and 11 hereof, and in consideration for the general releases contained in Section 11 hereof (the "Releases"), on the Employment Termination Date the Company shall pay to the Executive a lump sum cash amount equal to $165,000.

     4. FEDERAL AND STATE WITHHOLDING. The Company shall deduct from the amounts payable to the Executive pursuant to this Agreement the amount of all required federal and state withholding taxes in accordance with the Executive's Form W-4 on file with the Company and all applicable social security taxes.

     5. EMPLOYEE BENEFITS. Pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Executive may elect to continue coverage for the Executive and his dependents at the Executive's expense under the Company's medical and dental plans for a period of up to 18 months following the Employment Termination Date or as otherwise provided by COBRA and the Executive shall pay all expenses relating to such coverage in accordance with COBRA.

     6. NONCOMPETITION; NONSOLICITATION. (a) General. The Executive acknowledges that in the course of the Executive's



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employment with the Company the Executive has become familiar with trade secrets and other confidential information concerning the Company and its subsidiaries and that the Executive's services have been of special, unique and extraordinary value to the Company and its subsidiaries.

     (b) Noncompetition. The Executive agrees that during the period of the Executive's employment with the Company and for a period of one year thereafter, the Executive shall not in any manner, directly or indirectly, provide executive or management services to any person or business entity that competes, directly or indirectly, with the Company or any of its subsidiaries (it being understood and agreed that the Executive has performed services and obtained confidential information with respect to the Company and all such subsidiaries during the year preceding the Employment Termination Date and prior thereto). This restriction shall only apply to the Executive's activities in the United States of America, it being understood and agreed that the Company's business, and the Executive's activities as an employee of the Company, is not and has not been limited to any particular region of the United States.

     (c) Nonsolicitation. The Executive further agrees that during the period of the Executive's employment with the Company, and for a period of one year thereafter, the Executive shall not (i) in any manner, directly or indirectly, induce or solicit or attempt to induce or solicit any employee of the Company or any of its subsidiaries to terminate or abandon his or her employment for any purpose whatsoever or in anyway interfere with the relationship of such employee with the Company or its subsidiaries or (ii) in connection with any business to which Section 6(b) applies, call on, service, solicit or otherwise do business with any then current or prospective customer of the Company or any of its subsidiaries.

     (d) Exceptions. Nothing in this Section 6 shall prohibit the Executive from being (i) a stockholder in a mutual fund or a diversified investment company or
(ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Executive has no active participation in the business of such corporation.

     (e) Reformation. If, at any time of enforcement of this Section 6, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court or arbitrator to increase or broaden any of the restrictions in this Section 6.

     7. NONDISPARAGEMENT. The Executive shall not directly (or through any other person or entity) make any public or private statements (whether oral or in writing) that are derogatory or damaging to the Company or any of its subsidiaries or affiliates or any Released Party (as defined in Section 11), including, but not limited to, its businesses, activities, operations, affairs, reputation or prospects or any of their officers, employees, or current or former directors or shareholders. The Company likewise agrees that none of its executive officers will directly (or through any other person or entity) make any public or private statements (whether oral or in writing) that are derogatory or damaging to the Executive.

     8. CONFIDENTIALITY. The Executive shall not, at any time during the Executive's employment with the Company or thereafter, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or any of its subsidiaries or (ii) other technical, business, proprietary or financial information of the Company or any of its subsidiaries not available to the public generally ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is required to be used or disclosed by the Executive to perform properly the Executive's duties under this Agreement. Within five days following the Employment Termination Date, the Executive shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Executive may then possess or have under the Executive's control (together with all copies thereof). Notwithstanding anything to the contrary contained herein, the provisions of the first sentence of this Section 8 shall expire on the second anniversary of the Employment Termination Date but only with respect to information which does not constitute or include information which is a trade secret under applicable law.

     9. INVENTIONS. The Executive agrees to disclose fully and promptly to the Company in writing, upon the Company's request, all discoveries and improvements, patentable or otherwise, trade secrets and ideas, writings and copyrightable material which may be conceived by the Executive or developed or acquired by the Executive during the Executive's employment with the Company or the six-month period following the Employment Termination Date and which may pertain directly or



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indirectly to the business of the Company or any of its subsidiaries
(collectively, "Inventions"). All Inventions shall constitute works made for hire owned by the Company and shall be the exclusive property of the Company. To the extent any Invention does not constitute a work made for hire, the Executive hereby assigns to the Company, without further consideration, the Executive's entire right, title and interest in and to such Invention, under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law. The Executive shall, upon the Company's request, execute, acknowledge and deliver to the Company all instruments and do all other acts which are necessary or in the Company's opinion desirable to evidence more fully transfer of ownership of any Invention to the Company, or to enable the Company or any of its subsidiaries to file and prosecute applications for, and to acquire, maintain and enforce, all patents, trademarks and copyrights in all countries.

     10. SCOPE OF COVENANTS; REMEDIES. Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Executive of the covenants contained in Sections 6, 7, 8 and 9 hereof, it is expressly agreed by the Executive and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to a restraining order and injunctive relief to prevent any such violation or any continuing violation thereof.

     11. GENERAL RELEASES. (a) The Executive, on behalf of himself and anyone claiming through him, hereby agrees not to sue the Company or any of its divisions, subsidiaries, affiliates or other related entities (whether or not such entities are wholly owned) or any of the past or present directors, officers, administrators, trustees, fiduciaries, employees, agents or attorneys of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Agreement, including, without limitation, all matters in any way related to the Executive's employment by the Company or any of its affiliates, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company or any of its affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Wisconsin Fair Employment Act, the Wisconsin Family Leave Act or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Section 11 shall apply to, or release the Company from, any obligation of the Company contained in this Agreement or any obligation of the Company to indemnify the Executive pursuant to the Company's charter or by-laws or any indemnification agreement between the Company and the Executive. The consideration offered herein is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that he is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that he has no present or future right to employment with the Company or any of the other Released Parties and that he will not apply for or otherwise seek employment with any of them.

         (b) The Executive agrees that he shall execute the general release in the form of Exhibit A hereto (the "Release") on the Employment Termination Date.

     12. AUTHORITY. The Executive expressly represents and warrants that he is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that he has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

     13. COOPERATION. The Executive agrees that, for the period commencing on the Employment Termination Date and ending 90 days following the Employment Termination Date, the Executive will be reasonably available to the Company to respond to requests by the Company for information pertaining to or relating to the Company, and its subsidiaries and affiliates which may be within the knowledge of the Executive. The Executive will cooperate fully with the Company in connection with any and all existing or future litigation or investigations brought by or against the Company or any of their respective subsidiaries and affiliates, whether administrative, civil or criminal in nature, in which and to the extent the Company deems



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the Executive's cooperation necessary. The Executive understands that the
Company will reimburse the Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation. Nothing herein shall prevent the Executive from communicating with or participating in any government investigation. The Executive will act in good faith to furnish the information and cooperation required by this Section 13 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for the Executive or materially interfere with the Executive's ability to serve as an employee or independent contractor.

     14. REPRESENTATION. The Executive represents and warrants to the Company that to the best of his knowledge he has disclosed to the Chief Executive Officer of the Company all material facts of which he has knowledge relating to the Company, including without limitation the operations and financial condition of the Company.

     15. ARBITRATION. Except as provided in Section 10 hereof, any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration in the State of Wisconsin, administered by the American Arbitration Association, with any such dispute or controversy arising under this Agreement being so administered in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision.

     16. SUCCESSORS; BINDING AGREEMENT. This Agreement shall inure to the benefit of and be enforceable by the Executive and by his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Executive while any amounts are payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to such person or persons designated in writing by the Executive to receive such amounts or, if no person is so designated, to the Executive's estate.

     17. NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given by a party hereto when delivered personally or by overnight courier that guarantees next day delivery or five days after deposit in the United States mail, postage prepaid to the following address of the other party hereto (or to such other address of such other party as shall be furnished in accordance herewith):

                  If to the Company, to:

                           Bone Care International, Inc.
                           1600 Aspen Commons
                           Middleton, Wisconsin 53711
                           Attention: Chief Executive Officer

                  With a copy to:

                           Sidley Austin Brown & Wood
                           Bank One Plaza
                           10 South Dearborn Street
                           Chicago, Illinois 60603
                           Attention: Steven Sutherland

     If to the Executive, to:

                           Robert A. Beckman

                           ---------------------------------

                           ---------------------------------

                           ---------------------------------


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     18. GOVERNING LAW; VALIDITY. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin without regard to the principle of conflicts of laws.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, which may have related in any manner to the subject matter hereof.

     20. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     21. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Executive and by a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Failure by the Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     22. NO ADMISSION. Nothing in this Agreement or the Releases is intended to, or shall be construed as, an admission by the Company, any of the other Released Parties or Executive that any of them has violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to any individual or entity or otherwise. The Executive and the Company, for itself and the other Released Parties, hereby expressly denies any such illegal or wrongful conduct.

     23. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS AGREEMENT, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT CAREFULLY, THAT HE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT HE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, THAT HE HAS BEEN ADVISED THAT HE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS AGREEMENT AND THAT HE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF HIS EXECUTION OF THIS AGREEMENT, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE CONTAINED IN SECTION 11 OF THIS AGREEMENT OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION. IF THE EXECUTIVE EXERCISES HIS RIGHTS UNDER THE PRECEDING SENTENCE, HE SHALL FORFEIT THE AMOUNT PAYABLE TO HIM PURSUANT TO
SECTION 3 OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer of the Company and the Executive has executed this Agreement as of the day and year first above written.

                                    BONE CARE INTERNATIONAL, INC.


                                    By: /S/ Paul L. Berns.
                                        ---------------------------------------
                                        Name: Paul L. Berns
                                        Title: President and CEO



                                    EXECUTIVE:


                                    /S/ Robert A. Beckman
                                    -------------------------------------------
                                    Robert A. Beckman




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